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                                                                   EXHIBIT-99.B9

Blazzard, Grodd & Hasenauer, P.C.


ATTORNEYS AT LAW
                                           943 POST ROAD EAST * P.O. BOX 5108
NORSE N. BLAZZARD                          WESTPORT, CONNECTICUT 06881-5108
LESLIE E. GRODD                            TELEPHONE (203) 226-7866
JUDITH A. HASENAUER                        FACSIMILE (203) 454-4206
WILLIAM E. HASENAUER
RAYMOND A. O'HARA III                      SUITE 213, OCEANWALK MALL
LYNN KORMAN STONE                          101 NORTH OCEAN DRIVE
                                           HOLLYWOOD, FLORIDA  33019
                                           TELEPHONE (305) 920-4004
                                           FACSIMILE (305) 920-6902



                                           February 3, 1998



Board of Directors
Jackson National Life Insurance Company of New York
2900 Westchester Avenue
Purchase, New York  10577

         Re:     Opinion of Counsel - JNLNY Separate Account I
                 ---------------------------------------------
Gentlemen:

You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of a Pre-Effective Amendment to a Registration Statement on Form N-4 for the Individual Flexible Purchase Payment Deferred Variable Annuity Contracts (the "Contracts") to be issued by Jackson National Life Insurance Company of New York and its separate account, JNLNY Separate Account I.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are of the following opinions:

         1. JNLNY Separate Account I a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.
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         2.  Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Contract.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

         We consent to the reference to our Firm under the caption "Services" contained in the Statement of Additional Information which forms a part of the Registration Statement.

                                        Sincerely,

                                        BLAZZARD, GRODD & HASENAUER, P.C.


                                        By:   /s/ Lynn Korman Stone
                                             ----------------------
                                                  Lynn Korman Stone